Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-168374 and No. 333-203763) on Form S-8 and Registration Statement (No. 333-186822 and 333-196341) on Form S-3 of Renewable Energy Group, Inc. and subsidiaries of our report dated March 12, 2014, relating to our audit of the financial statements of Dynamic Fuels, LLC as of and for the year ended September 30, 2013, included in the Current Report on Form 8-K/A dated August 22, 2014.

/s/ HoganTaylor LLP

Tulsa, Oklahoma
August 24, 2015